SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 10, 2000

                          GRAND COURT LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                          0-21249                     22-3423087
(State or other                   (Commission                 (IRS
Employer
jurisdiction of                   File Number)                Identification
incorporation)                                                Number)

2650 North Military Trail, Suite 350, Boca Raton, Florida               33431
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (561) 997-0323

                                       n/a
             (Former name or address, if changed since last report)

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      Item 5. Other Events

      As previously reported: on March 20, 2000, Grand Court Lifestyles, Inc. (the "Company") filed a petition for reorganization in the United States Bankruptcy Court, District of New Jersey (the "Bankruptcy Court"), Case No. 00-32578 (NLW), under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"); on June 27, 2000, at the request of the Equity Holders Committee, the Official Committee of Unsecured Creditors (collectively, the "Official Committees") and the U.S. Trustee, with the Company's consent, the Bankruptcy Court ordered the appointment of an examiner pursuant to Section 1104(c)(2) of the Bankruptcy Code; and, on July 7, 2000, Brian T. Moore, CPA, of Arthur Andersen LLP, was appointed as examiner (the "Examiner"). All documents filed with the Bankruptcy Court are available to the public.

      Over the last number of weeks, the Company, the Examiner, and the Official Committees have worked together to formulate a methodology to enable the Company to emerge from Chapter 11 protection. The parties contemplate a two-step exit strategy comprised of the sale of the "Senior Living Assets" (as described below and in the exhibits annexed hereto), followed by the filing and approval of a Chapter 11 disclosure statement and reorganization plan supported by the Official Committees.

      As the first step in this process, by application (the "Application" identified on Exhibit 99.1) to the Bankruptcy Court on November 10, 2000, the Company is requesting, among other things, authorization from the Bankruptcy Court, pursuant to Section 363 and other sections of the Bankruptcy Code, to sell (A) substantially all of the Company's interests (the "Senior Living Assets") in its portfolio of senior living communities (collectively the "Senior Living Communities" identified on Exhibit 99.2) other than its rights relating to the management of the Senior Living Communities to Triad Senior Corporation ("Triad") and (B) the rights relating to the management of the Senior Living Communities to an affiliate of Capital Senior Living Corporation (NYSE: CSU) ("Capital"), or to another party which makes a higher and better offer, subject to the terms and conditions set forth in the form Purchase Agreement (identified on Exhibit 99.3). The aggregate price to be paid by Capital and Triad is $7 million. The Company is also requesting that the Bankruptcy Court establish sale and bidding procedures for the Senior Living Assets, guidelines for the sale and a form of solicitation to enable limited partners with interests in these Senior Living Communities to approve the proposed transaction.

      Since the proposed sale is subject to Bankruptcy Court approval and other contingencies, as well as to higher and better offers, there is no assurance that the sale will be consummated.

      This Report (including, but not limited to, Exhibits 99.1, 99.2, and 99.3 hereto) contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the decisions of the Bankruptcy Court, the Official Committees, the Examiner and the Company's creditors, the Company's ability to successfully reorganize, the possibility of liquidation if the Company cannot successfully reorganize and competitive factors affecting the long-term care services industry. For a discussion of other important factors, refer to the Company's documents and reports that are available from the

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Securities and Exchange Commission, including the Company's Annual Report on
Form 10K for the fiscal year ended January 31, 1999 at Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations - Safe Harbor for Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "anticipates," "expects", "intends", "believes", and similar expressions. The Company's actual results could differ materially from such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

      Item 7. Exhibits

            99.1 The Company's November 10, 2000 Application to the Bankruptcy Court for (I) Authority to Sell Substantially All of the Debtor's Interests in its Senior Living Portfolio to Capital Senior Living, Inc. and Triad Senior Living, Subject to Higher and Better Offers, (II) Approval of the Sale Procedures Related Thereto, (III) Approval of the Form of Solicitation to Limited Partners; (IV) Reduction of Claims Held by Limited Partners against the Debtor; and (V) Approval of Settlement of Controversy Regarding the Motion of the Official Committee of Unsecured Equity Investors to Terminate the Debtor's Partnership and Management Agreements

            99.2 List of Senior Living Communities

            99.3 Form of Asset Purchase Agreement by and among Grand Court Lifestyles, Inc. and its affiliates, the Official Committee of Unsecured Creditors of Grand Court Lifestyles, Inc., Triad Senior Corporation and Capital Senior Living-GC, Inc.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GRAND COURT LIFESTYLES, INC.


                                        By: /s/ John Luciani
                                        JOHN LUCIANI,
                                        Chairman of the Board and Chief
                                        Executive Officer

Dated: November 16, 2000